Exhibit 99.1

Contacts
	Company:	Mark H. Burroughs
FOR IMMEDIATE RELEASE		(732) 542-2800
	Investors:	Jennifer Beugelmans
(646) 596-7473
	Media:	Dan Budwick
(973) 271-6085
May 10, 2010
OSTEOTECH REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS
First Quarter Results Include 88% Sequential Sales Growth for New Products
Company Reiterates 2010 Guidance
Osteotech, Inc. (NASDAQ: OSTE), a leader in the emerging field of biologic products for regenerative healing, today reported financial results for the first quarter ended March 31, 2010.
“During the first quarter our focus on building on the initial, strong interest in our newly launched Plexur M® Innovative Grafting and MagniFuse™ Bone Graft products resulted in overall sequential revenue growth of 117% compared with the fourth quarter,” said Sam Owusu-Akyaw, President and Chief Executive Officer of Osteotech. “We have been preparing for the national launches of both product families, which will each be fully executed during the second quarter of this year. In addition, we have recently released an expanded instrument set for our FacetLinx™ Fusion Technology. We believe that the national launches and increased functionality of FacetLinx will continue to drive our new product growth trajectory throughout 2010 as well as begin to provide new sales opportunities for our other core bone grafting family of products. Throughout 2010, we will continue to focus on creating opportunities to capitalize on our innovative technology and procedure-specific biologics, which should result in meaningful improvements to our financial results. As a result, we remain on track to achieve our guidance for 2010.”
Recent and Upcoming Corporate Developments
•
Osteotech showcased its new proprietary biologic product portfolio at its booth during the Annual Meeting of the American Academy of Orthopaedic Surgeons (AAOS), in New Orleans, Louisiana from March 10 to 12, 2010. A number of surgeons presented clinical results stemming from their use of MagniFuse and Plexur M at the Osteotech booth during the meeting.

•
During the first quarter of 2010, the MagniFuse customer base grew nearly 90% to a total of 84 accounts, with a re-order rate of 73%. MagniFuse revenue was $1.1 million in the first quarter of 2010 after only its second quarter on the market.

•
75 new accounts were added to the Plexur M customer base, bringing the total number of accounts to 111 at the end of the first quarter of 2010. Plexur M revenue grew 72% sequentially to $.6 million in the first quarter of 2010.

•
Sales of new products, including MagniFuse, Plexur M and FacetLinx, were $1.8 million during the first quarter of 2010, up 88% compared with the fourth quarter of 2009. The Company is currently executing national launches for both MagniFuse and Plexur M.

Financial Results
Revenue for the three months ended March 31, 2010 was $22.5 million, including $1.8 million from new products, compared with $23.9 million for the three months ended March 31, 2009. Revenue from client services and private label DBM declined, as expected, by $1.8 million year-over-year. Excluding client services and private label DBM revenue, first quarter 2010 revenue was $21.6 million compared with $21.1 million in the first quarter of 2009 with the increase in revenue reflecting sales of new products during the first quarter of 2010.
Net loss for the first quarter ended March 31, 2010 was $1.6 million, or $0.09 per diluted share, compared with a net loss of $1.8 million, or $0.10 per share, for the first quarter of 2009.
“Looking ahead, we remain excited about the opportunities for our new products,” continued Mr. Owusu-Akyaw. “We were pleased with the interest our innovative biologics generated at AAOS and the encouraging clinical results surgeons presented based upon their use of both MagniFuse and Plexur M. Our national launches for both products are well underway and we look forward to gaining market share as the year progresses. Our results this quarter are in line with our expectations and place us squarely on track to achieve our 2010 guidance. Based upon our anticipated sales trajectory, we expect the second half of 2010 to be stronger than the first half of 2010.”
Guidance
Osteotech is reiterating the financial guidance it previously established for 2010:
•	Total revenue is expected to range between $97 million and $101 million; and

•	Net income is expected to range between breakeven and a loss of $.05 per share.
Conference Call Today, May 10, 2010
The Osteotech management team will host a conference call on May 10, 2010 at 9:00 a.m. (EDT) to discuss first quarter 2010 financial results, recent corporate developments and guidance for 2010. The call can be accessed by dialing 1-866-783-2142 (domestic) or 1-857-350-1601 (international) and indicating access code 45753886. The conference call will also be simultaneously webcast at www.osteotech.com. A replay of the call will be available two hours after completion of the live call through midnight, Monday, May 24, 2010 by dialing 1-888-286-8010 and indicating access code 86998695.
About Osteotech
Osteotech, Inc., headquartered in Eatontown, New Jersey, is a global leader in providing biologic solutions for regenerative medicine to support surgeons and their patients in the repair of the musculoskeletal system through the development of innovative therapy-driven products that alleviate pain, promote biologic healing and restore function. For further information regarding Osteotech or the conference call, please go to Osteotech’s website at www.osteotech.com.

Certain statements made throughout this press release that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) regarding the Company’s future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company’s ability to develop and introduce new products, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the marketplace, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts. For a more detailed discussion of certain of these factors, see the Company’s periodic reports filed with the Securities and Exchange Commission from time to time, including the latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All information in this press release is as of May 10, 2010 and the Company does not intend to update this information.

OSTEOTECH, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Three Months
	Ending March 31,
	2010	2009

Revenue	$22,527	$23,931
Cost of revenue	11,557	11,964

Gross profit	10,970	11,967

Marketing, selling and general and administrative expenses	10,703	11,618
Research and development expenses	1,208	1,653

	11,911	13,271

Operating loss	(941)	(1,304)

Interest expense, net	(339)	(354)
Other	(187)	(83)

Loss before income taxes	(1,467)	(1,741)
Income tax provision	116	55

Net loss	$(1,583)	$(1,796)

Loss per share:
Basic	$(0.09)	$(0.10)
Diluted	$(0.09)	$(0.10)
Shares used in computing loss per share:
Basic	18,073,471	17,874,236
Diluted	18,073,471	17,874,236
CONSOLIDATED SEGMENT REVENUE DETAIL
(dollars in thousands)
(unaudited)

	Three Months
	Ended March 31,
	2010	2009
DBM	$13,133	$14,026
Hybrid/Synthetic	2,380	748
Traditional Tissue	5,070	5,277
Spinal Allografts	1,699	1,880
Client Services	12	1,633
Other Product Lines	233	367

Revenue	$22,527	$23,931

OSTEOTECH, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	March 31,	December 31,
	2010	2009
Assets

Cash and cash equivalents	$10,271	$10,708
Accounts receivable, net	16,424	16,165
Deferred processing costs	34,123	38,562
Inventories	1,589	1,819
Prepaid expenses and other current assets	2,908	3,247

Total current assets	65,315	70,501
Property, plant and equipment, net	28,300	29,575
Other assets	17,649	16,861

	$111,264	$116,937

Liabilities and Stockholders’ Equity

Accounts payable and accrued liabilities	$12,302	$16,206
Current maturities of capital lease obligation	1,020	994

Total current liabilities	13,322	17,200
Capital lease obligation	11,916	12,181
Other liabilities	7,167	7,270

Total liabilities	32,405	36,651
Stockholders’ equity	78,859	80,286

	$111,264	$116,937

###